Exhibit 99.1

New Fortress Energy Announces Third Quarter 2020 Results, Dividend of $0.10 per Class A common share

October 29, 2020

NEW YORK -- New Fortress Energy Inc. (NASDAQ: NFE) (“NFE” or the “Company”) today reported its financial results for the third quarter ending September 30, 2020. NFE also announced today that its Board of Directors has declared a fourth quarter 2020 common stock dividend of $0.10 per Class A common share.

Business Highlights
•	Record volumes were achieved in the third quarter
◾	Average daily volumes sold in Q3 2020 were approximately 1.5 million gallons per day, which is a 0.6 million increase from Q2 2020
◾	Gallons per day volumes are expected to be between 1.7 million and 2.0 million on average for the remainder of 2020
•	Construction related activities remain largely on time and on budget(1)
◾	Our projects in Mexico and Nicaragua should be Operational(2) in the first quarter of 2021
◾	While we have had some minor delays in permitting and construction execution, all long lead items are on time
◾	We have purchased ISO flex equipment, including a 266 foot OSV and are in the process of manufacturing our proprietary manifold
•	We see exciting growth opportunities through our two primary growth channels
◾	Organic growth(3) – We are targeting over 2.5 million GPD of increased volumes through existing infrastructure, which require only modest additional capital
◾	Inorganic growth(4) – we have over 15 million GPD of In Discussion Volumes(5) across 4 key markets
•	We announced two significant green hydrogen developments to advance NFE’s transition to zero emissions:
◾	Invested in H2Pro, an Israel-based hydrogen startup that is developing a novel, low-cost hydrogen production technology
◾
Announced partnership with Long Ridge Terminal Partners and GE Gas Power for first purpose-built hydrogen-burning power plant in US that will begin blending hydrogen with natural gas as early as 2021(6)

•	During the COVID-19 pandemic, we have taken great efforts to ensure continued service and performance for our customers
◾	No significant financial impact to our financial statements as power is an essential good for our customers
◾	We’ve hired over 60 people since the pandemic began and spent nearly $1 million on COVID-19 preventative measures
•	We issued $1,000 million of 6.75% senior secured notes

◾
Completed the issuance in September 2020 and used the net cash proceeds to repay the outstanding principal and interest under the Credit Agreement and Senior Secured Bonds and Senior Unsecured Bonds(7)

•
We declared first quarterly dividend ($0.10 per share) in September 2020 and are pleased to announce today that our Board of Directors approved a dividend for the fourth quarter of $0.10 per share, which will have a record date of December 2, 2020 and a payment date of December 9, 2020.

•	Record quarterly revenue was nearly $137 million, increasing over $40 million from Q2 2020
•	Net loss was approximately $37 million, decreasing by approximately $130 million from the Q2 2020 net loss of approximately $167 million
◾	Our current period net loss is primarily driven by an approximately $28 million loss on extinguishment of debt and financing costs
◾	We are realizing substantially lower LNG costs as a result of cancelling 2H 2020 cargos in Q2 2020, significantly lowering our net loss
•	Operating Margin*(8) was over $51 million, representing over a 230% increase from Q2 2020

*Operating Margin is a non-GAAP financial measure. For definitions and reconciliations of non-GAAP results please refer to the exhibit to this press release.

Financial Overview
	For the three months ended,
	June 30,	September 30,
(in millions, except Average Volumes)	2020	2020
Revenues	$94.6	$136.9
Net Loss	$(166.5)	$(36.7)
Operating Margin*	$15.2	$51.4
Average Volumes (k GPD)	978	1,535

•	Revenue increased by over $40 million from Q2 2020 primarily driven by additional revenue in Puerto Rico for gas delivered
•	The net loss decreased approximately $130 million from Q2 2020; contributing to the Q3 2020 net loss were the costs of extinguishment of debt and financing costs
•
We experienced record Operating Margin in Q3 2020 due to increased volumes, largely on account of our Puerto Rico Facility reaching Run Rate Volumes(9) and due to the termination of the 2H 2020 LNG cargos

•	SG&A was approximately $19 million when excluding non-cash expenses, non-capitalizable development related expenses and expenses associated with simplifying our corporate and capital structure

Please refer to our Q3 2020 Investor Presentation for further information about the following terms:
1) “on time” and “on budget” are based on internal evaluations and refer to completing certain stages of projects within a timeframe and within a spectrum of budget parameters that, when taken as a whole, are substantially consistent with our business model.
2) “Operational” with respect to a particular project means we expect gas to be made available within thirty (30) days, gas has been made available to the relevant project, or that the relevant project is in full commercial operations.  Where gas is going to be made available or has been made available but full commercial operations have not yet begun, full commercial operations will occur later than, and may occur substantially later than, our reported Operational date.  We cannot assure you if or when such projects will reach full commercial operations.  Actual results could differ materially from the illustrations reflected in this presentation and there can be no assurance we will achieve our goals.
3) “Organic growth” means the growth in our business as a result of increased volumes through existing infrastructure, [including infrastructure under development,] for which we have not sold the total capacity of such infrastructure.
4) “Inorganic growth” means the growth in our business with customers who require new large-scale infrastructure, which includes customers in markets in which we have existing operations and development and new markets.
5) “In Discussion”, “In Discussion Volumes” or similar words refer to expected volumes to be sold to customers for which (i) we are in active negotiations, (ii) there is a request for proposals or competitive bid process, or (iii) we anticipate a request for proposals or competitive bid process will soon be announced based on our discussions with the potential customer. We cannot assure you if or when we will enter into contracts for sales of additional volumes, the price at which we will be able to sell such volumes, or our costs to purchase, liquefy, deliver and sell such volumes. Some but not all of our contracts contain minimum volume commitments, and our expected sales to customers reflected in our “in discussion volumes” are substantially in excess of potential minimum volume commitments.
6) The Company is finalizing the commercial terms of its partnership with Long Ridge Terminal Partners and GE Gas Power.
7) “Credit Agreement” refers to the credit agreement to borrow $800mm in term loans entered into on January 10, 2020 and repaid in full on September 2, 2020. “Senior Secured Bonds and Senior Unsecured Bonds” refers to the facility for a total of $180mm of secured and unsecured bonds entered into on September 2, 2019 and repaid in full on September 21, 2020.
8) “Operating Margin” means the sum of (i) Net income / (loss), (ii) Selling, general and administrative, (iii) Depreciation and amortization, (iv) Interest expense, (v) Other (income) expense, net (vi) Contract termination charges and Loss on Mitigation Sales, (vii ) Loss on extinguishment of debt, net, and (viii) Tax expense (benefit), each as reported on our financial statements.  Operating Margin is mathematically equivalent to Revenue minus Cost of sales minus Operations and maintenance, each as reported in our financial statements.
9) “Run Rate” means the date on which management currently estimates the initial ramp-up of operations on a particular facility will be over, and the facility will be using natural gas or producing LNG at a sustainable level. “Run-Rate Volumes” refers to the volumes of natural gas or LNG that are being used or produced. Volumes of LNG and natural gas that we are able to deliver and sell through a particular facility may keep increasing after the Run Rate date due to additional large or small scale customers being added for service by the facility, so the Run Rate does not represent the date on which management expects the relevant facility to be operating at its full capacity. It is also possible for a facility to be operating at Run-Rate volumes prior to full commercial operations, and there can be no assurance if or when full commercial operations will occur. Operations of such projects at their full capacity volumes will occur later than, and may occur substantially later than, Run Rate. We cannot assure you if or when such projects will reach the date Run Rate or full capacity volumes. Actual results could differ materially from the illustration and there can be no assurance we will achieve our goal.

Additional Information
For additional information that management believes to be useful for investors, please refer to the presentation posted on the Investor Relations section of New Fortress Energy’s website, www.newfortressenergy.com, and the Company’s most recent Quarterly Report on Form 10-Q or Annual Report on Form 10-K, which will be available on the Company’s website. Nothing on our website is included or incorporated by reference herein.

Earnings Conference Call
Management will host a conference call on Thursday, October 29, 2020 at 8:00 A.M. Eastern Time. The conference call may be accessed by dialing (866) 953-0778 (from within the U.S.) or (630) 652-5853 (from outside of the U.S.) fifteen minutes prior to the scheduled start of the call; please reference “NFE Third Quarter 2020 Earnings Call.”

A simultaneous webcast of the conference call will be available to the public on a listen-only basis at www.newfortressenergy.com. Please allow extra time prior to the call to visit the website and download any necessary software required to listen to the internet broadcast.

A replay of the conference call will also be available after 11:00 A.M. on Thursday, October 29, 2020 through 11:00 P.M. on Thursday, November 5, 2020 at (855) 859-2056 (from within the U.S.) or (404) 537-3406 (from outside of the U.S.), Passcode: 9151299.

About New Fortress Energy Inc.
New Fortress Energy Inc. (NASDAQ: NFE) is a global energy infrastructure company founded to help accelerate the world’s transition to clean energy. The company funds, builds and operates natural gas infrastructure and logistics to rapidly deliver fully integrated, turnkey energy solutions that enable economic growth, enhance environmental stewardship and transform local industries and communities.

Non-GAAP Financial Measure
Operating Margin is not a measurement of financial performance under GAAP and should not be considered in isolation or as an alternative to income/(loss) from operations, net income/(loss), cash flow from operating activities or any other measure of performance or liquidity derived in accordance with GAAP. We believe this non-GAAP financial measure, as we have defined it, provides a supplemental measure of financial performance of our current liquefaction, regasification and power generation operations. This measure excludes items that have little or no significance on day-to-day performance of our current liquefaction, regasification and power generation operations, including our corporate SG&A, contract termination charges and loss on mitigation sales, loss on extinguishment of debt, net, and other expense.

As Operating Margin measures our financial performance based on operational factors that management can impact in the short-term and provides an assessment of controllable expenses, items associated with our capital structure and beyond the control of management in the short-term, such as depreciation and amortization, taxation, and interest expense are excluded.  As a result, this supplemental metric affords management the ability to make decisions to facilitate meeting current financial goals as well as to achieve optimal financial performance of our current liquefaction, regasification and power generation operations.

The principal limitation of this non-GAAP measure is that it excludes significant expenses and income that are required by GAAP to be recorded in our financial statements.  A reconciliation is provided for the non-GAAP financial measure to our GAAP net income/(loss). Investors are encouraged to review the related GAAP financial measures and the reconciliation of the non-GAAP financial measure to our GAAP net income/(loss), and not to rely on any single financial measure to evaluate our business.

Cautionary Statement Concerning Forward-Looking Statements
Certain statements contained in this press release constitute “forward-looking statements” including our expected volumes of LNG or production of power in particular jurisdictions; our expected volumes for In Discussion Volumes; the expectation that we will continue to take advantage of low LNG prices; our expectations regarding our organic growth opportunities and the full capacity of our existing infrastructure, our expectations regarding our inorganic growth opportunities, the key markets we may enter and the Illustrative Operating Margin related to such growth, and our expectations regarding our green hydrogen investment and pilot projects. You can identify these forward-looking statements by the use of forward-looking words such as “expects,” “may,” “will,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” or the negative version of those words or other comparable words. These forward-looking statements represent the Company’s expectations or beliefs concerning future events, and it is possible that the results described in this press release will not be achieved. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of the Company’s control, that could cause actual results to differ materially from the results discussed in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: the risk that our development, construction or commissioning schedules will take longer than we expect, the risk that the volumes we are able to sell are less than we expect due to decreased customer demand or our inability to supply, the risk that our expectations about the price at which we purchase LNG, the price at which we sell LNG, the cost at which we produce, ship and deliver LNG, and the margin that we receive for the LNG that we sell are not in line with our expectations, risks that our operating or other costs will increase and our expected funding of projects may not be possible, the risk that the foregoing or other factors negatively impact our liquidity, the risk that our organic and inorganic growth opportunities do not materialize due to our inability to reach commercial arrangements on terms that are acceptable to us or at all, the risk that organic and inorganic growth opportunities do not offer the Operating Margin that we expect due to higher costs of LNG, higher costs of infrastructure for inorganic growth, competitive pressures on our pricing, or other factors, and the risk that our investment and pilot projects in green hydrogen do not advance NFE’s transition to zero emissions on the timeline we expect or at all.. Accordingly, readers should not place undue reliance on forward-looking statements as a prediction of actual results.

Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, the Company does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for the Company to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements included in the Company’s annual and quarterly reports filed with the SEC, which could cause its actual results to differ materially from those contained in any forward-looking statement.

IR:
Alan Andreini
(212) 798-6128
aandreini@fortress.com

Joshua Kane
(516) 268-7455
jkane@newfortressenergy.com

Media:
Jake Suski
(516) 268-7403
press@newfortressenergy.com

Exhibits – Financial Statements

Condensed Consolidated Statements of Operations and Comprehensive Loss
For the three months ended June 30, 2020 and September 30, 2020
(Unaudited, in thousands of U.S. dollars, except share and per share amounts)

	For the Three Months Ended
	June 30, 2020	September 30, 2020
Revenues
Operating revenue	$76,177	$83,863
Other revenue	18,389	52,995
Total revenues	94,566	136,858

Operating expenses
Cost of sales	69,899	71,665
Operations and maintenance	9,500	13,802
Selling, general and administrative	31,846	30,849
Contract termination charges and loss on mitigation sales	123,906	-
Depreciation and amortization	7,620	9,489
Total operating expenses	242,771	125,805
Operating income (loss)	(148,205)	11,053
Interest expense	17,198	19,813
Other expense, net	999	2,569
Loss on extinguishment of debt, net	-	23,505
Loss before taxes	(166,402)	(34,834)
Tax expense	117	1,836
Net loss	(166,519)	(36,670)
Net loss attributable to non-controlling interest	29,094	312
Net loss attributable to stockholders	$(137,425)	$(36,358)

Net loss per share – basic and diluted	$(2.40)	$(0.21)

Weighted average number of shares outstanding – basic and diluted	57,341,215	170,074,532

Other comprehensive loss:
Net loss	$(166,519)	$(36,670)
Unrealized (gain) on currency translation adjustment	(520)	(971)
Comprehensive loss	(165,999)	(35,699)
Comprehensive (income) loss attributable to non-controlling interest	29,009	(926)
Comprehensive loss attributable to stockholders	$(136,990)	$(36,625)

Non-GAAP Operating Margin
(Unaudited, in thousands of U.S. dollars)
We define non-GAAP operating margin as GAAP net loss, adjusted for selling, general and administrative expense, contract termination charges and loss on mitigation sales, depreciation and amortization, interest expense, other expense (income), loss on extinguishment of debt, net and tax expense (benefit).

	For the three months ended,
	June 30, 2020	September 30, 2020
Net loss	$(166,519)	$(36,670)
Add:
Contract termination charges and loss on mitigation sales	123,906	-
Selling, general and administrative	31,846	30,849
Depreciation and amortization	7,620	9,489
Interest expense	17,198	19,813
Other expense, net	999	2,569
Loss on extinguishment of debt, net	-	23,505
Tax expense	117	1,836
Non-GAAP operating margin	$15,167	$51,391

Condensed Consolidated Balance Sheets
As of September 30, 2020 and December 31, 2019
(Unaudited, in thousands of U.S. dollars, except share amounts)

	September 30, 2020	December 31, 2019
Assets
Current assets
Cash and cash equivalents	$112,723	$27,098
Restricted cash	25,714	30,966
Receivables, net of allowances of $183 and $0, respectively	93,000	49,890
Inventory	19,399	63,432
Prepaid expenses and other current assets, net	29,689	39,734
Total current assets	280,525	211,120

Restricted cash	15,000	34,971
Construction in progress	206,110	466,587
Property, plant and equipment, net	622,475	192,222
Right-of-use assets	140,143	-
Intangible assets, net	44,381	43,540
Finance leases, net	4,872	91,174
Investment in equity securities	164	2,540
Deferred tax assets, net	2,532	34
Other non-current assets, net	83,611	81,626
Total assets	$1,399,813	$1,123,814

Liabilities
Current liabilities
Accounts payable	$92,774	$11,593
Accrued liabilities	52,606	54,943
Current lease liabilities	36,380	-
Due to affiliates	9,219	10,252
Other current liabilities	31,272	25,475
Total current liabilities	222,251	102,263

Long-term debt	980,183	619,057
Non-current lease liabilities	83,843	-
Deferred tax liabilities, net	182	241
Other long-term liabilities	14,617	14,929
Total liabilities	1,301,076	736,490

Stockholders’ equity
Class A common stock, $0.01 par value, 750.0 million shares authorized, 169.3 million issued and 168.7 million outstanding as of September 30, 2020	1,687	-
Treasury shares, 0.6 million shares as of September 30, 2020, at cost; 0 shares at December 31, 2019, at cost	(6,411)	-
Class A shares, 0 shares issued and outstanding as of September 30, 2020; 23.6 million shares issued and outstanding as of December 31, 2019	-	130,658
Class B shares, 0 shares issued and outstanding as of September 30, 2020; 144.3 million shares issued and outstanding as of December 31, 2019	-	-
Additional paid-in capital	325,053	-
Accumulated deficit	(229,673)	(45,823)
Accumulated other comprehensive income (loss)	85	(30)
Total stockholders' equity attributable to NFE	90,741	84,805
Non-controlling interest	7,996	302,519
Total stockholders' equity	98,737	387,324
Total liabilities and stockholders' equity	$1,399,813	$1,123,814

Condensed Consolidated Statements of Operations and Comprehensive Loss
For the three and nine months ended September 30, 2020 and 2019
(Unaudited, in thousands of U.S. dollars, except share and per share amounts)

	Three months ended September 30,		Nine months ended September 30,
	2020	2019	2020	2019
Revenues
Operating revenue	$83,863	$35,345	$223,542	$93,221
Other revenue	52,995	14,311	82,412	26,152
Total revenues	136,858	49,656	305,954	119,373

Operating expenses
Cost of sales	71,665	45,832	209,780	123,224
Operations and maintenance	13,802	8,707	31,785	18,609
Selling, general and administrative	30,849	40,913	91,301	122,831
Contract termination charges and loss on mitigation sales	-	-	124,114	-
Depreciation and amortization	9,489	1,930	22,363	5,731
Total operating expenses	125,805	97,382	479,343	270,395
Operating income (loss)	11,053	(47,726)	(173,389)	(151,022)
Interest expense	19,813	4,974	50,901	14,457
Other expense, net	2,569	1,788	4,179	133
Loss on extinguishment of debt, net	23,505	-	33,062	-
Loss before taxes	(34,834)	(54,488)	(261,531)	(165,612)
Tax expense (benefit)	1,836	(64)	1,949	337
Net loss	(36,670)	(54,424)	(263,480)	(165,949)
Net loss attributable to non-controlling interest	312	47,701	81,163	139,483
Net loss attributable to stockholders	$(36,358)	$(6,723)	$(182,317)	$(26,466)

Net loss per share – basic and diluted	$(0.21)	$(0.30)	$(2.14)	$(1.34)

Weighted average number of shares outstanding – basic and diluted	170,074,532	22,692,104	85,009,385	19,689,568

Other comprehensive loss:
Net loss	$(36,670)	$(54,424)	$(263,480)	$(165,949)
Unrealized (gain) loss on currency translation adjustment	(971)	143	(1,122)	143
Comprehensive loss	(35,699)	(54,567)	(262,358)	(166,092)
Comprehensive (income) loss attributable to non-controlling interest	(926)	47,825	80,156	139,607
Comprehensive loss attributable to stockholders	$(36,625)	$(6,742)	$(182,202)	$(26,485)

Condensed Consolidated Statements of Cash Flows
For the nine months ended September 30, 2020 and 2019
(Unaudited, in thousands of U.S. dollars)

	Nine Months Ended September 30,
	2020	2019
Cash flows from operating activities
Net loss	$(263,480)	$(165,949)
Adjustments for:
Amortization of deferred financing costs	9,949	4,150
Depreciation and amortization	23,025	6,197
Non-cash contract termination charges and loss on mitigation sales	71,510	-
Loss on extinguishment of debt and financing expenses	37,090	-
Deferred taxes	388	318
Change in value of investment in equity securities	2,376	2,127
Share-based compensation	6,501	35,833
Other	1,895	(209)
(Increase) in receivables	(43,307)	(8,403)
Decrease (Increase) in inventories	26,691	(12,666)
(Increase) in other assets	(16,526)	(44,985)
Decrease in right-of-use assets	31,910	-
Increase in accounts payable/accrued liabilities	23,982	8,807
(Decrease) Increase in amounts due to affiliates	(1,033)	3,375
(Decrease) in lease liabilities	(30,930)	-
Increase in other liabilities	4,249	16,644
Net cash used in operating activities	(115,710)	(154,761)

Cash flows from investing activities
Capital expenditures	(115,841)	(295,635)
Principal payments received on finance lease, net	137	600
Net cash used in investing activities	(115,704)	(295,035)

Cash flows from financing activities
Proceeds from borrowings of debt	1,832,144	337,000
Payment of deferred financing costs	(27,099)	(8,259)
Repayment of debt	(1,490,002)	(3,750)
Proceeds from IPO	-	274,948
Payments related to tax withholdings for share-based compensation	(6,356)	-
Payment of dividends	(16,871)	-
Payment of offering costs	-	(6,938)
Net cash provided by financing activities	291,816	593,001

Net increase in cash, cash equivalents and restricted cash	60,402	143,205
Cash, cash equivalents and restricted cash – beginning of period	93,035	100,853
Cash, cash equivalents and restricted cash – end of period	$153,437	$244,058

Supplemental disclosure of non-cash investing and financing activities:
Changes in accounts payable and accrued liabilities associated with construction in progress and property, plant and equipment additions	$(4,682)	$(51,586)